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                                                                    Exhibit 23.2


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Akamai Technologies, Inc. of our report dated February 14, 2000 relating to the financial statements of Network24 Communications, Inc., which appears in Akamai Technologies, Inc.'s Current Reports on Form 8-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 1, 2000